                                                                      Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

                                                                   Jurisdiction of
                Name                                                Incorporation
                ----                                               ---------------
Mark VII Transportation Company, Inc.                              Delaware

   Subsidiaries of Mark VII Transportation Company, Inc.:

     Mark VII Trucking, Inc.                                       Delaware

     Apollo Express, Inc.                                          Kansas

     Neptune Trucking, Inc.                                        Kansas

     Jupiter Transportation, Inc.                                  Kansas

     Taurus Trucking, Inc.                                         Kansas

     Orion Express, Inc.                                           Kansas

       Subsidiary of Orion Express, Inc.:

         Mark VII Canada, ULC                                      Nova Scotia, Canada

     Union Team Leasing, Inc.                                      Kansas

Mark VII Risk Management, Inc.                                     Delaware

Mark VII Transportation Solutions, Inc.                            Missouri

Mark VII Logistics, S.A. de C.V.                                   Mexico

MNX Carriers, Inc.:                                                Delaware            .

   Subsidiary of MNX Carriers, Inc.:

     MNX Transport, Inc.                                           Missouri

       Subsidiary of MNX Transport, Inc.

         MNX Trucking, Inc.                                        Missouri
